SCHEDULE 14A INFORMATION

     _______________________________________________________________________

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     _______________________________________________________________________

                           FILED BY THE REGISTRANT |_|
                 FILED BY A PARTY OTHER THAN THE REGISTRANT |X|

     _______________________________________________________________________

Check the appropriate box:


|_|  Preliminary Proxy Statement
|_| Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Materials Pursuant to ss.240.14a-11(c) or ss.240.14a-12



                            TRIKON TECHNOLOGIES, INC.
                            -------------------------
                (Name of Registrant as Specified In Its Charter)

                      Spinner Global Technology Fund, Ltd.
      --------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:____

     2)   Aggregate number of securities to which transaction applies:____

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth amount on which the filing fee is calculated and state how it was determined):____

     4)   Proposed maximum aggregate value of transaction:____

     5)   Total fee paid:____

|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:____

     2)   Form, Schedule or Registration Statement No:____

     3)   Filing Party:____

     4)   Date Filed:____


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                                                                         AMENDED
                                                              PRELIMINARY COPIES

                         ANNUAL MEETING OF STOCKHOLDERS
                         ------------------------------

                                       OF
                                       --

                            TRIKON TECHNOLOGIES, INC.
                            -------------------------
                               __________________

                                 PROXY STATEMENT
                                       OF
                      SPINNER GLOBAL TECHNOLOGY FUND, LTD.
                               __________________

     This Proxy Statement and the accompanying BLUE proxy card are furnished to stockholders of Trikon Technologies, Inc. ("Trikon) in connection with the solicitation of proxies by Spinner Global Technology Fund, Ltd. (the "Fund"), to be voted at the 2003 Annual Meeting of Stockholders (the "Annual Meeting") of Trikon. The Annual Meeting is scheduled to be held at 9:30 a.m. local time on Thursday, May 22, 2003, at the offices of McDermott, Will & Emery, 50 Rockefeller Plaza, New York, New York, and at any adjournments, postponements or continuations thereof. This Proxy Statement and the BLUE proxy card are first being furnished to stockholders on or about May__, 2003.

     At the Annual Meeting, the Fund will seek to elect to the Trikon Board of Directors two (2) nominees, William W.R. Elder and Peter J. Simone (collectively, the "Fund Nominees"). The Nominees have consented, if elected, to serve as directors of Trikon.

     At the Annual Meeting, the Fund will oppose the management proposal asking for stockholder approval of the Trikon 2003 Omnibus Incentive Plan (the "Incentive Plan").

     THE FUND URGES STOCKHOLDERS TO VOTE FOR ITS NOMINEES AND AGAINST THE INCENTIVE PLAN BY COMPLETING AND RETURNING THE BLUE PROXY CARD.

     IF YOUR SHARES ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK, BANK NOMINEE OR OTHER INSTITUTION ON THE RECORD DATE (APRIL 17, 2003), ONLY IT CAN VOTE SUCH SHARES AND ONLY UPON RECEIPT OF YOUR SPECIFIC INSTRUCTIONS. ACCORDINGLY, PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND INSTRUCT THAT PERSON TO EXECUTE AND RETURN THE BLUE PROXY CARD ON YOUR BEHALF AS SOON AS POSSIBLE.


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                                    IMPORTANT

     The election of the Fund Nominees requires the affirmative vote of a plurality of the votes cast, and the rejection of the Incentive Plan requires a majority of the shares voted to vote AGAINST the proposal, assuming a quorum is present or otherwise represented at the Annual Meeting. As a result, your vote is extremely important. We urge you to mark, sign, date and return the enclosed BLUE proxy card to vote FOR the election of the Fund Nominees and AGAINST the Incentive Plan.

     WE URGE YOU NOT TO SIGN ANY PROXY CARD SENT TO YOU BY TRIKON. IF YOU HAVE ALREADY DONE SO, YOU MAY REVOKE YOUR PROXY BY DELIVERING A LATER-DATED BLUE PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE, OR BY VOTING IN PERSON AT THE MEETING. SEE "VOTING PROCEDURES" AND "PROXY PROCEDURES."

     Only holders of record of Trikon's voting securities as of the close of business on April 17, 2003, the record date (the "Record Date") established by Trikon, are entitled to notice of, and to attend and to vote at the Annual Meeting and any adjournments or postponement thereof. According to the Trikon proxy statement, dated April 21, 2003, 14,031,830 shares of common stock par value $.01 per share (the "Common Stock") were outstanding on the Record Date. Stockholders of record at the close of business on the Record Date are entitled to one vote at the Annual Meeting for each share of Common Stock of Trikon held on the Record Date.

     As of the Record Date, the Fund beneficially owned an aggregate of 1,473,930 shares of Common Stock (excluding 92,593 shares underlying presently exercisable warrants), representing approximately 10.5% of the shares of Common Stock to be voted at the Annual Meeting. The Fund intends to vote such shares FOR the election of its Nominees and AGAINST the Incentive Plan.

     If you have any questions regarding your proxy or need any assistance in voting your shares, please call

                          Georgeson Shareholder Communications Inc.
                          17 State Street
                          New York, NY  10004

          CALL TOLL FREE: 1-800-723-8158
          BANKERS AND
          BROKERS CALL:   (212) 440-9800

     VOTE FOR THE FUND NOMINEES AND AGAINST THE INCENTIVE PLAN BY RETURNING YOUR COMPLETED BLUE PROXY TODAY.


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


PARTICIPANTS IN SOLICITATION OF PROXIES

     In addition to the Nominees, the participants (the "Participants") in the solicitation of proxies are the Fund, Arthur C. Spinner and the Fund Nominees.

     Since its inception in 1993, the Fund has been primarily engaged in investment activities in marketable securities of smaller capitalization companies, with a primary focus on United States issuers in the information technology sector. Its principal address is c/o Citco NV, Kaya Flamboyan, Curacao, Netherlands, Antilles.

     Arthur C. Spinner, age 53, was a founder of the Fund, has been a director since 1993, and is the Managing Member of Spinner Asset Management, LLC, the investment advisor of the Fund. His principal business address is c/o Spinner Asset Management LLC, 450 Park Avenue, New York, NY 10022. He may be deemed a "participant" by reason of his position with Spinner Asset Management LLC and as a director of the Fund.

     The Fund beneficially owns 1,567,523 shares (including 92,593 shares underlying exercisable warrants) of the Common Stock, which shares represent approximately 11.1% of outstanding shares of Common Stock. Neither Mr. Spinner nor any other person associated with Spinner Asset Management LLC personally owns any shares of Trikon Common Stock, other than Joseph Spiegel, a Vice President, who purchased 1,000 shares of Trikon Common Stock on September 19, 2001 for an aggregate consideration of $8,530.

     Between January 2001 and May 2001, the Fund had purchased an aggregate of 500,000 shares of Trikon Common Stock in open market transactions. On May 23, 2001, the Fund purchased directly from Trikon pursuant to a Common Stock Subscription Agreement, 925,930 shares of Common Stock together warrants for the purchase of 92,593 shares of Common Stock, exercisable until May 2006. On April 16, 2002, the Fund purchased 49,000 shares of Common Stock directly from Trikon. The Fund's aggregate investment in these shares was approximately $17.4 million.

PURPOSE OF THE FUND'S SOLICITATION


     The Fund is soliciting proxies to replace two members of the Trikon Board of Directors. Our goal is to install two persons on the Board of Directors who are focused on maximizing the value of Trikon for all stockholders, the true owners. The Fund believes that the current Board of Directors has failed to properly oversee Trikon's operations, as evidenced by the 66% decline in product revenues in 2002 and a net loss of $19 million for the year, as reported in the Company's Annual Report for 2002.


     Under a May 2001 Stock Subscription Agreement, the Fund has the right to recommend nominees for the election of directors to Trikon's Board of Directors, subject to sole and absolute discretion of the Board of Directors or its Nominating Committee to determine the persons on the management slate. In January 2003, the Fund recommended Peter J. Simone be included on the management slate. Trikon mailed out proxy material for the Annual Meeting proposing a slate of directors without the inclusion of Mr. Simone. The Fund subsequently met with Trikon management and learned that after the Annual Meeting the Trikon Board of Directors would be increased to eight directors and two persons presently known to Trikon management would be added to the Trikon Board of Directors. The Fund requested that the number of directors be increased to nine persons, and that at the Annual Meeting the management slate consist of the six management nominees,


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the two persons to be added later plus William W. R. Elder. Trikon management rejected the Fund's request. Based upon the refusals of Trikon management, the Fund is proposing Messrs. Elder and Simone as nominees for the Board of Directors.


     If elected, the Fund Nominees would review Trikon operations with a view to advocating a series of actions to promote corporate democracy and to realign or to adopt incentive plans to reward all employees, without favoring senior management. They would conduct such review through meetings with key officers and management personnel, the financial personnel, review of compensation programs and business strategy. Further, the Fund believes that its Nominees, based upon their relevant experience, energy and objectivity, should be of benefit to all stockholders. Trikon currently has three outside directors who are not also employees, two of whom became directors in 1998 and the third in 2000. As a result, the Fund believes its nominees will take a fresh look at Trikon operations and business strategies. However, no assurance may be given that the Fund Nominees will accomplish these goals, especially considering that if elected they would constitute a minority of the Board.


ELECTION OF DIRECTORS

     According to Trikon's proxy statement, six persons are to be elected as directors at the Annual Meeting. The Fund proposes that the Trikon stockholders elect William Elder and Peter Simone as two of the directors of Trikon at the Annual Meeting in place of Christopher D. Dobson and Stephen N. Wertheimer, two directors proposed by the Trikon Board for re-election. The Fund plans to vote for the election of the other four persons on the Trikon slate. If elected, each of these persons would hold office until the 2004 Annual Meeting of Stockholders and until his successor has been elected and qualified. Although the Fund does not anticipate that either of its Nominees will be unable or unwilling to stand for election, in the event of such occurrence, proxies may be voted for a substitute designated by the Fund. Moreover, if any of the four persons on the Trikon slate does not desire to serve as a director with a Fund Nominee, the Trikon Board would fill any vacancy in accordance with the Trikon By-Laws.

     Background information about the Fund Nominees is set forth below. Neither Nominee has received or is to receive any compensation from the Fund in connection with this proxy solicitation or for being one of the Fund Nominees. In addition, neither Nominee has any business, financial or familial relationship with the Fund or with Mr. Spinner other than Mr. Simone who since September 2002 has served as an at-will consultant to the Fund at a monthly retainer of $5,000 with respect to matters related to the semiconductor capital equipment industry. Further, the Fund Nominees are independent of Trikon under existing and publicly proposed independence rules of Nasdaq applicable to service on audit or compensation committees.

     William W. R. Elder (age 64) is the Chairman of the Board, President and Chief Executive Officer of Genus, Inc., a semiconductor capital equipment company located in Sunnyvale, CA., of which he was a founder in 1981. From October 1996 to April 1998, Dr. Elder served only as Chairman of the Board of Genus, from April 1990 to September 1996, he was Chairman of the Board, President and Chief Executive Officer of Genus, and from November 1981 to April 1990, he was President and a director of Genus. Dr. Elder also serves on the board of Aehr Test Systems.

     Peter J. Simone (age 56) has been an independent consultant in the semiconductor industry since September 2002. From June 2001 until its acquisition by Novellus Systems Inc. in December 2002, he was Executive Chairman of the Board of Speedfam-IPEC Inc., a semiconductor company. From August 2000 to


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February 2001, Mr. Simone was President and a director of Active Control
eXperts, Inc. (now a wholly-owned subsidiary of Cymer, Inc.), a leading supplier of precision motion control and smart structures technology, having served as a consultant to Active Control eXperts from January 2000 to August 2000. Mr. Simone served as President, Chief Executive Officer and a director of Xionics Document Technologies, Inc., a provider of software solutions for printer and copier manufacturers, from April 1997 until Xionics merged with Oak Technology, Inc. in January 2000. From 1992 to 1996, Mr. Simone was Group Vice President of the Time/Data Systems Division of Simplex Time Recorder Company, Inc. From 1974 to 1992, Mr. Simone held various management positions, including President and director, with GCA Corporation, a semiconductor capital equipment corporation. Mr. Simone also serves on the boards of Cymer, Inc., Oak Technology, Inc., Newport Corporation and several private companies.

     Neither of the Fund Nominees has ever had any transactions in or beneficial ownership of the securities of Trikon.

     Each of the Fund Nominees has consented to be named in this Proxy Statement and also consented to serve as a director of Trikon if elected.

AGREEMENTS WITH THE NOMINEES

     The Fund has not entered into any agreements with its Nominees with respect to their service as Nominees, or thereafter as a director, assuming their election, other than Indemnification Agreements. The Fund will bear all costs related to this solicitation. The Indemnification Agreements provide that in the event any Fund Nominee is or to be named as a party in any actual or threatened proceeding by reason of his being a Nominee, the Fund would reimburse him for his expenses and any liabilities with respect his defense of such proceeding. Other than the Indemnification Agreements, the Fund does not have any arrangement or understanding with either Fund Nominees or any other person with respect to any future employment with Trikon or with respect to any future transactions to which Trikon may be a party.

     The Fund has not entered into any agreements with Trikon in connection with this solicitation. The only agreements that the Fund has with Trikon relate to the May 2001 and April 2002 Trikon securities placements in which the Fund was a purchaser of Trikon securities.

OTHER MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

     According to the Trikon Proxy Statement, Trikon is soliciting proxies with respect to two proposals other than the election of directors. Please refer to the Trikon Proxy Statement for a detailed discussion of those proposals, including various arguments, if any, in favor of and against such proposals.

Proposal 2 - Approval of the Trikon Technologies, Inc. 2003 Omnibus Incentive Plan; and

     The Fund recommends a vote AGAINST this proposal.

     The Fund believes that the options and awards that may be granted under the Incentive Plan could favor management rather than the regular employees for whom non-cash incentives are very important for the success of Trikon, the number of shares reserved is 7.8% of the outstanding shares which is believed to be too


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high, and Trikon management has not indicated whether or not it will expense the granting of the options and awards under the Incentive Plan.

Proposal 3 - Ratification of the selection of Ernst & Young LLP as Trikon's independent public accountants for the year ended December 31, 2003.

     The Fund is not recommending any position on this proposal, but will vote "FOR" the proposal.

Voting on Proposals 2 and 3

     The accompanying BLUE proxy card will be voted in accordance with your instruction on such card. You may vote for, vote against, or abstain from voting on either Proposal 2 or 3 described above by marking the proper box on the BLUE proxy card. IF YOU HAVE SIGNED THE PROXY CARD AND NO MARKING IS MADE, YOU WILL BE DEEMED TO HAVE GIVEN A DIRECTION TO VOTE THE SHARES REPRESENTED BY THE BLUE PROXY CARD AGAINST PROPOSAL 2 AND FOR PROPOSAL 3.

Other Proposals

     The Fund knows of no other business to be presented at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons appointed in the Fund Proxy will use their discretion to vote the shares of Common Stock represented by BLUE proxy cards in accordance with their judgment on such matters.


VOTING PROCEDURES

     The voting procedures for the Annual Meeting set forth below are taken from the Trikon Proxy Statement. The presence at the Annual Meeting, in person or by proxy or by the Internet, of holders of a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum. All proxies representing shares that are entitled to vote at the Annual Meeting will be counted toward establishing a quorum, regardless of whether such proxies contain abstentions or broker non-votes.

     The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors. The six nominees (whether Fund Nominees or persons on the management slate) receiving the greatest number of affirmative votes will be elected to the Board of Directors. A properly executed proxy marked "Withhold Authority" and broker non-votes with respect to the election of one or more directors will not be voted with respect to the nominee or nominees indicated. The approval of the Incentive Plan requires that more votes must be cast in favor of the Plan than are cast against the Plan. Abstentions and broker non-votes would not have any affect on the vote on the proposals.

     If any other matter properly comes before the Annual Meeting, its resolution will be determined by a majority of the votes cast with respect to such matter, unless a higher vote is required by the certificate of Incorporation or by-laws of Trikon or applicable law.


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PROXY PROCEDURES

     IN ORDER FOR YOUR VIEWS TO BE REPRESENTED AT THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED BLUE PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

     The accompanying BLUE proxy card will be voted at the Annual Meeting in accordance with your instructions on such card.

Revocation of Proxies

     If you already mailed a white proxy card to Trikon or voted over the Internet, you may revoke it before it is voted at the Annual Meeting by mailing a duly executed BLUE Proxy Card to the Fund bearing a date LATER than the date on the white proxy card or Internet transmission delivered to Trikon. You also may revoke your proxy at any time prior to voting by: (i) filing with Trikon's Secretary an instrument revoking your proxy, (ii) attending the Annual Meeting and giving notice of revocation; or (iii) submitting a LATER dated proxy in accordance with the voting methods described above.

     Only holders of record as of the close of business on the Record Date will be entitled to vote. If you were a stockholder of record on the Record Date, you will retain your voting rights at the Annual Meeting even if you sell such shares after the Record Date. Accordingly, it is important that you vote the shares held by you on the Record Date, or grant a proxy to vote such shares on the BLUE proxy card, even if you sell such shares after the Record Date.

COST AND METHOD OF SOLICITATION

     The Fund is bearing all costs relating to its solicitation of proxies at the Annual Meeting including expenditures for proxy solicitors, attorneys, advisors, due diligence, printing, transportation and related expenses.

     The Fund has retained Georgeson Shareholder Communications Inc. ("Georgeson") to help conduct the Fund's solicitation. Georgeson is to receive a fee of up to approximately $75,000, plus reimbursement for its reasonable out-of-pocket expenses. The Fund has agreed to indemnify Georgeson against certain liabilities and expenses, including certain liabilities under the federal securities laws. Proxies may be solicited by mail, courier services, Internet, advertising, telephone or telecopier or in person. The total expenditures in furtherance of, or in connection with, the solicitation of securities holders is $60,000 to date, and is estimated to be $200,000 in total.

     The Fund will reimburse record holders for forwarding the Fund's proxy material to beneficial owners.

     The Fund does not intend to seek reimbursement for the costs and expenses associated with the proxy solicitation in the event that its Nominees are elected to the Board of Directors of Trikon.


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CERTAIN INFORMATION REGARDING
ARRANGEMENTS/UNDERSTANDINGS WITH
RESPECT TO SECURITIES OF TRIKON

     The Fund, as the beneficial owner of more than five (5%) percent of the outstanding Trikon Common Stock, has filed a Schedule 13D under the rules of the Securities Exchange Act of 1934. The Fund's Schedule 13D filings are publicly available at the Securities and Exchange Commission website: www.sec.gov.


ADDITIONAL INFORMATION

     Certain information regarding the securities of Trikon held by Trikon's directors, Board committees, executive officers, nominees, management and 5% stockholders is contained in the Trikon Proxy Statement and is incorporated herein by reference. Information concerning the date by which proposals of security holders intended to be presented at the next annual meeting of Stockholders of Trikon must be received by Trikon for inclusion in Trikon's proxy statement and form of proxy for that meeting is also contained in the Trikon Proxy Statement and is incorporated herein by reference.

Date: May __, 2003


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                                    IMPORTANT

     1. If your shares are held in your own name, please mark, date and mail the enclosed BLUE proxy card to our Proxy Solicitor, Georgeson Shareholder Communications Inc., in the postage-paid envelope provided.

     2. If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can vote such shares and only upon receipt of your specific instructions. Accordingly, you should contact the person responsible for your account and give instructions for a BLUE proxy card to be signed representing your shares.

     3. If you have already submitted a white proxy card or an Internet transmission to Trikon for the Annual Meeting, you may change your vote to a vote FOR the election of the Fund Nominees and the other proposals by marking, signing, dating and returning the enclosed BLUE proxy card. which must be dated after any proxy or Internet voting you may have submitted to Trikon. ONLY YOUR LATEST DATED PROXY FOR THE ANNUAL MEETING WILL COUNT.


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                                                                         AMENDED
                                                              PRELIMINARY COPIES

                                   PROXY CARD

                            TRIKON TECHNOLOGIES, INC
                       2003 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED BY SPINNER GLOBAL TECHNOLOGY FUND, LTD.


     The undersigned hereby appoints and constitutes each of Arthur C. Spinner and Joseph Spiegel (acting alone or together) as proxies, with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of Trikon Technologies, Inc. (the "Company") to be held on May 22, 2003, and at any adjournment or postponement thereof, hereby revoking any proxies previously given, to vote all shares of Common Stock of the Company held or owned by the undersigned as directed below, and in their discretion upon such other matters as may come before the meeting. IF NO DIRECTION IS MADE WITH RESPECT TO A PROPOSAL, THIS PROXY WILL BE VOTED AS: (i) FOR THE FUND NOMINEES,
(ii) AGAINST PROPOSAL NO. 2 and (iii) FOR PROPOSAL NO. 3. THIS PROXY WILL ALSO BE VOTED AT THE DISCRETION OF THE PROXY HOLDERS UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. If any nominee for director is unable or declines to serve as director, this proxy will be voted for any nominee that Spinner Global Technology Fund, Ltd. designates.


                   PLEASE SIGN, DATE AND MAIL YOUR PROXY TODAY

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)


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THE FUND RECOMMENDS A VOTE "FOR" THE ELECTION OF ITS NOMINEES, "AGAINST"
PROPOSAL 2, AND "FOR" PROPOSAL 3.

[X]  PLEASE MARK VOTES AS IN THIS EXAMPLE.

     STOCKHOLDERS ARE URGED TO SIGN, DATE AND RETURN THIS PROXY.

     YOUR VOTE IS VERY IMPORTANT.


     The Fund intends to use this proxy to vote for Messrs. Elder and Simone and for the persons nominated by the Company to serve as directors, other than Christopher D. Dobson and Stephen N. Wertheimer. You may withheld authority to vote for one or more additional Company nominees, by writing the name of the nominee(s) below. There is no assurance that any of the Company's nominees will serve as directors if any of the Fund Nominees are elected to the Board. You should refer to the Company Proxy Statement and form of proxy distributed by the Company for the names, background, qualifications and other information concerning the Company's nominees.

1.   To elect the Fund's nominees:

     [ ] FOR   [ ] WITHHELD - William W. R. Elder

     [ ] FOR   [ ] WITHHELD - Peter J. Simone

     Write in below the names of any additional Company Nominees for which authority to vote is withheld:

     _________________________          _________________________

     _________________________          _________________________


2.   To approve the 2003 Omnibus Incentive Plan

     [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

3.   To ratify the appointment of independent public accountants.

     [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

Please sign exactly as your name(s) appear(s) hereon. If shares are issued in the name of two or more persons, all such persons should sign the proxy. A proxy executed by a corporation should be signed in its name by its authorized officers. Executors, administrators, trustees and partners should indicate their positions when signing.

__________________________________             _____________________
  Signature(s) of Stockholder(s)                       Date

----------------------------------------
Title, if any        SIGNATURE (IF HELD JOINTLY): ______________________________


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